                             Exhibit 12

          Computation of Ratio of Earnings to Fixed Charges
                   J.P. Morgan & Co. Incorporated
                            Consolidated
_____________________________________________________________________
_____________
Dollars in millions                                             Six
                                                             months
                                                               1995
_____________________________________________________________________
_____________
Earnings:
  Net income                                                 $  570
  Add:  income taxes                                            281
  Less:  equity in undistributed income of all
affiliates
     accounted for by the equity method                          10
  Add:  fixed charges, excluding interest on deposits         2,651
_____________________________________________________________________
_____________
  Earnings available for fixed charges, excluding
     interest on deposits                                     3,492
  Add:  interest on deposits                                  1,235
_____________________________________________________________________
_____________
  Earnings available for fixed charges, including
     interest on deposits                                     4,727
_____________________________________________________________________
_____________
Fixed charges:
  Interest expense, excluding interest on deposits            2,632
  Interest factor in net rental expense                          19
_____________________________________________________________________
_____________
  Total fixed charges, excluding interest on deposits         2,651
  Add:  interest on deposits                                  1,235
_____________________________________________________________________
_____________
  Total fixed charges, including interest on deposits         3,886
_____________________________________________________________________
_____________
Ratio of earnings to fixed charges:
  Excluding interest on deposits                               1.32
  Including interest on deposits                               1.22
_____________________________________________________________________
_____________


                             Exhibit 12

Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                   J.P. Morgan & Co. Incorporated
                            Consolidated
_______________________________________________________________________________
__
Dollars in millions                                             Six
                                                             months
                                                               1995
_______________________________________________________________________________
__
Earnings:
  Net income                                                 $  570
  Add:  income taxes                                            281
  Less:  equity in undistributed income of all
affiliates
     accounted for by the equity method                          10
  Add:  fixed charges, excluding interest on deposits
     and preferred stock dividends                            2,651
_______________________________________________________________________________
__
  Earnings available for fixed charges, excluding
     interest on deposits                                     3,492
  Add:  interest on deposits                                  1,235
_______________________________________________________________________________
__
  Earnings available for fixed charges, including
     interest on deposits                                     4,727
_______________________________________________________________________________
__
Fixed charges:
  Interest expense, excluding interest on deposits            2,632
  Interest factor in net rental expense                          19
  Preferred stock dividends                                      18
_______________________________________________________________________________
__
  Total fixed charges, excluding interest on deposits         2,669
  Add:  interest on deposits                                  1,235
_______________________________________________________________________________
__
  Total fixed charges, including interest on deposits         3,904
_______________________________________________________________________________
__
Ratio of earnings to fixed charges:
  Excluding interest on deposits                               1.31
  Including interest on deposits                               1.21
_______________________________________________________________________________
__
